Exhibit 99.1

Nasdaq Reports Fourth Quarter and Full Year 2024 Results; A Year of

Strong Financial Performance and Strategic Execution

NEW YORK, January 29, 2025—Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the fourth quarter and full year of 2024

•

2024 net revenues[1] were $4.6 billion, or $4.7 billion on a non-GAAP basis[2], an increase of 19% over 2023, or up 9% on an adjusted[3] basis. This included Solutions[4] revenue increasing 25%, or up 10% on an adjusted basis.

•	Fourth quarter 2024 net revenue was $1.2 billion, an increase of 10% over the fourth quarter of 2023. This included Solutions revenue increasing 10%, or up 9% on an adjusted basis.

•	Annualized Recurring Revenue (ARR)[5] of $2.8 billion increased 7% over the fourth quarter of 2023. Annualized SaaS revenues increased 14% and represented 37% of ARR.

•	Financial Technology revenue of $438 million increased 10% over the fourth quarter of 2023, or up 7% on an adjusted basis.

•	Index revenue of $188 million grew 29%, with $80 billion of net inflows over the trailing twelve months and $28 billion in the fourth quarter.

•

GAAP diluted earnings per share fell 7% in 2024 and grew 72% in the fourth quarter of 2024. Non-GAAP diluted earnings per share was flat in 2024 and grew 5% in the fourth quarter of 2024, or grew 11% and 10% on organic[6] basis, respectively.

•	In the fourth quarter of 2024, the company returned $138 million to shareholders through dividends. The company also repurchased $181 million of senior unsecured notes in the fourth quarter of 2024.

Fourth Quarter and Full Year 2024 Highlights

(US$ millions, except per share, % changes YoY)	4Q24	Change %	Adjusted change[3] %	Organic change %	2024	Change %	Adjusted change[3] %	Organic change %
GAAP Solutions revenue	$949	10%			$3,593	25%
Non-GAAP Solutions revenue	$949	10%	9%	9%	$3,627	26%	10%	10%
Market Services net revenue	$268	8%	12%	8%	$1,020	3%	4%	3%
GAAP net revenue	$1,227	10%			$4,649	19%
Non-GAAP net revenue	$1,227	10%	10%	9%	$4,683	20%	9%	8%
GAAP operating income	$517	47%			$1,798		14%
Non-GAAP operating income	$671	10%	13%	12%	$2,521	22%	11%	9%
ARR	$2,768	7%	7%	7%	$2,768	7%	7%	7%
GAAP diluted EPS	$0.61	72%			$1.93	(7)%
Non-GAAP diluted EPS	$0.76	5%		10%	$2.82	0%		11%

Adena Friedman, Chair and CEO said, “2024 was a transformative year for Nasdaq. With the integration of AxiomSL and Calypso largely complete, we’ve made substantial progress as a scalable platform company. We are executing well across our strategic priorities, including driving cross-sell opportunities, innovating across our solutions, and expanding client relationships with our One Nasdaq strategy.

Looking to 2025, we are well positioned to provide more value to our clients while driving profitable and durable growth as the trusted fabric of the world’s financial system.”

Sarah Youngwood, Executive Vice President and CFO said, “After setting ambitious targets, Nasdaq delivered strong revenue growth and profitability across 2024 and is tracking ahead of schedule against our deleveraging and cost synergy targets.

Our achievements this year reflect our team’s relentless focus on our clients and our ability to deliver outsized, long-term growth within our large and expanding market opportunity.”

FINANCIAL REVIEW

•	2024 net revenue was $4,649 million, reflecting 19% growth versus the prior year period while non-GAAP net revenue was $4,683 million. Adjusted net revenue growth was 9%.

•	Fourth quarter 2024 net revenue was $1,227 million, reflecting 10% growth versus the prior year period. Adjusted net revenue growth was also 10%.

•	Solutions revenue was $949 million in the fourth quarter of 2024, up 10% versus the prior year period, or up 9% on an adjusted basis, reflecting strong growth from Index and Financial Technology.

•	ARR grew 7% year over year in the fourth quarter of 2024 with 11% ARR growth for Financial Technology, or 12% on an organic basis, and 3% ARR growth for Capital Access Platforms.

•

Market Services net revenue was $268 million in the fourth quarter of 2024, up 8% versus the prior year period, or 12% growth on an adjusted basis. The increase was primarily driven by a $15 million increase in U.S. equity derivatives and a $14 million increase in U.S. cash equities, partly offset by a $4 million decrease in U.S. tape plan revenue.

•

2024 GAAP operating expenses were $2,851 million, an increase of 23% versus the prior year period. The increase for the year was due to expenses related to the acquisition of Adenza, which resulted in an incremental $288 million in amortization expense of acquired intangible assets, $220 million of other AxiomSL and Calypso operating expenses, as well as organic growth driven by increased investments in technology and people to drive innovation and long-term growth, partially offset by lower merger and strategic initiative costs.

•

Fourth quarter 2024 GAAP operating expenses were $710 million, a decrease of 7% versus the prior year period. The decrease in the fourth quarter was primarily due to lower merger and strategic initiative costs and lower general and administrative expense, partially offset by expenses related to the acquisition of Adenza, which resulted in an incremental $29 million in amortization expense of acquired intangible assets, $24 million of other AxiomSL and Calypso operating expenses, as well as organic growth driven by increased investments in technology and people to drive innovation and long-term growth.

•

2024 non-GAAP operating expenses were $2,162 million, an increase of 18% over 2023, or 6% growth on an adjusted basis. Fourth quarter 2024 non-GAAP operating expenses were $556 million, reflecting 10% growth versus the prior year period, or 6% growth on an adjusted basis. The increase for the full year and fourth quarter included $220 million and $24 million, respectively, of AxiomSL and Calypso operating expenses. The increases for the year and quarter on an adjusted basis reflected growth driven by increased investments in technology and people to drive innovation and long-term growth, as well as increased regulatory costs, partially offset by the benefit of synergies.

•

Cash flow from operations was $705 million for the fourth quarter and $1,939 million for 2024, enabling the company to make additional progress on its deleveraging plan. In the fourth quarter, the company returned $138 million to shareholders through dividends. The company also repurchased $181 million of senior unsecured notes in the fourth quarter of 2024. As of December 31, 2024, there was $1.7 billion remaining under the board authorized share repurchase program.

2025 EXPENSE AND TAX GUIDANCE UPDATE7

•	The company is initiating its 2025 non-GAAP operating expense guidance at a range of $2,245 million to $2,325 million, and its 2025 non-GAAP tax rate guidance to be in the range of 22.5% to 24.5%.

STRATEGIC AND BUSINESS UPDATES

•

Strong execution across Financial Technology led to double-digit ARR growth in the fourth quarter. Financial Technology ARR growth was up 12% on an organic basis, in the fourth quarter with 120 new clients, 127 upsells, and 4 cross-sells. Division revenue increased 7% on an adjusted basis. Financial Technology had an exceptional year for new bookings, including a number of sizeable and strategic enterprise deals, underscoring its leadership position and expanding Nasdaq’s right to win across its products. Fourth quarter highlights included:

•

Financial Technology continued its international expansion with several strategic enterprise deals. In the fourth quarter, Nasdaq signed a long-term agreement to provide a future-proof, regulatory management solution through AxiomSL to AuRep, a collaborative joint venture of banks and financial service providers in Austria. The companies will provide additional details on this important partnership in the coming weeks. AxiomSL also secured an upsell with Société Générale to manage its domestic regulatory reporting needs. During the quarter, Calypso also expanded its reach with international customers through upsells with a large European bank and a Middle Eastern bank.

•

Financial Crime Management Technology generated 23% ARR growth with 114% net revenue retention. In the fourth quarter, Nasdaq Verafin added 102 new SMB clients, completed a new cross-sell with a Tier 1 bank, and launched in Europe. Nasdaq Verafin’s data consortium continues to benefit from strong growth in its client base, which now represents nearly $10 trillion in assets.

•

AxiomSL and Calypso accelerated cloud bookings. Cloud bookings as a percent of AxiomSL and Calypso’s combined new annual contract value was 52% for 2024 and 60% in the fourth quarter, increasing the combined business’ cloud mix of ARR to 27% at year end.

•

Index delivered another quarter of outstanding performance benefiting from its growth strategy across innovation, globalization, and institutional client expansion. In 2024, Nasdaq’s Index business launched a record 116 new products with its clients, more than half of which were international, 27 were within the institutional insurance annuity space, and 30 were launched in partnership with new Index clients. For the year, the business had $80 billion of net inflows, including $28 billion in the fourth quarter, and reported its fifth consecutive record quarter in ETP AUM, reaching $647 billion at quarter end.

•

Nasdaq extended listing leadership in 2024 with its sixth consecutive year as the top U.S. exchange by number of IPOs and proceeds raised. For the year, Nasdaq welcomed 180 IPOs, representing $23 billion in total proceeds raised. New listings included 130 operating companies, headlined by Lineage, the largest IPO of the year. In 2024, Nasdaq had an 80% win rate among eligible operating company IPOs in the U.S. In the third quarter, Nasdaq celebrated its 500th listing transfer, bringing the cumulative market capitalization at transfer to nearly $3 trillion. The company had 14 new transfers in the fourth quarter, including Palantir, the largest transfer on a U.S. exchange in 2024, bringing the total to 30 new switches with over $180 billion in market value for the year.

•

Market Services achieved record fourth quarter and full year net revenue. Fourth quarter net revenue benefited from momentum in U.S. cash equities, including the Closing Cross reaching a new record in fourth quarter share volume, and record U.S. equity derivatives volumes. 2024 Market Services net revenue growth reflected healthy growth in U.S. cash equities, with the Closing Cross setting full year records in both share volume and notional value traded, and index options revenue more than doubling.

•

Nasdaq successfully delivered on its 2024 strategic priorities – Integrate, Innovate, Accelerate – positioning the company to capitalize on opportunities for sustainable, scalable, and resilient growth.

•

Integrate – Nasdaq’s finished the year ahead of its net expense synergy and deleveraging goals. The company has fully actioned the $80 million net expense synergies goal that was announced with the acquisition of AxiomSL and Calypso, a year ahead of the initial target. Nasdaq is broadening its efficiency program beyond the Financial Technology division and now expects to action annual cost savings of $140 million by the end of 2025, inclusive of the net expense synergies related to the AxiomSL and Calypso acquisition.

•

Innovate – In 2024, Nasdaq demonstrated its innovation leadership with the launch of AI-powered solutions and product enhancements across its divisions. Nasdaq has a robust pipeline of new AI capabilities to deliver through our software and analytics solutions, with several feature launches planned for 2025. The company has advanced its focus from “exploration and experimentation” to driving “impact” as it targets AI-driven productivity enhancements across the organization.

•

Accelerate – The company continues to make progress on its One Nasdaq strategy, with 17 cross-sell deals since the Adenza acquisition across solutions such as Nasdaq Surveillance, AxiomSL, and Verafin. Nasdaq remains on track to exceed $100 million in run-rate revenue from cross-sells by the end of 2027.

[1]	Represents revenue less transaction-based expenses.
[2]

Refer to our reconciliations of U.S. GAAP to non-GAAP Solutions revenue, net revenue, net income attributable to Nasdaq, diluted earnings per share, operating income, operating expenses and organic impacts included in the attached schedules.

[3]

Adjusted change reflects AxiomSL and Calypso on a pro forma basis (including ratable revenue recognition for AxiomSL in 2024 and 2023). Adjusted change also excludes the impacts of foreign currency except for AxiomSL and Calypso, which will be calculated on an organic basis beginning in 2025, and the previously announced one-time revenue benefits in Market Services in 4Q23 and Index in 1Q24. These results are not calculated, and do not intend to be calculated, in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Preparation of this information in accordance with Article 11 would differ from results presented in this earnings release.

[4]	Constitutes revenue from our Capital Access Platforms and Financial Technology segments.
[5]

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

[6]

Organic changes reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenue, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture.

[7]

U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on X @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP Solutions revenue, non-GAAP net revenue, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenue, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release or in the reconciliation tables at the end of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenue and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

Restructuring programs: In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program to optimize our efficiencies as a combined organization. We further expanded this program in the fourth quarter of 2024 to accelerate our momentum and further optimize our efficiencies (efficiency program). We have incurred costs principally related to employee-related costs, contract terminations, real estate impairments and other related costs and expect to incur additional costs in these areas in an effort to accelerate efficiencies through location strategy and enhanced AI capabilities. Actions taken as part of this program will be complete by the end of 2025, while certain costs may be recognized in the first half of 2026. We expect to achieve benefits primarily in the form of expense synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period. We expect to achieve benefits in the form of both increased customer engagement and operating efficiencies. Costs related to the Adenza restructuring and the divisional alignment programs are recorded as “restructuring charges” in our consolidated statements of income. We exclude charges associated with these programs for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models or implement our new corporate structure, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, environmental, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, U.S. and global competition. Further information on these and other factors are detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact

Nick Jannuzzi

+1.973.760.1741

Nicholas.Jannuzzi.@Nasdaq.com

Investor Relations Contact

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

NDAQF

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Capital Access Platforms	$511	$461	$1,972	$1,770
Financial Technology	438	399	1,621	1,099
Market Services	1,070	778	3,771	3,156
Other Revenues	10	10	36	39

Total revenues	2,029	1,648	7,400	6,064
Transaction-based expenses:
Transaction rebates	(548)	(462)	(2,026)	(1,838)
Brokerage, clearance and exchange fees	(254)	(69)	(725)	(331)

Revenues less transaction-based expenses	1,227	1,117	4,649	3,895

Operating Expenses:
Compensation and benefits	324	305	1,324	1,082
Professional and contract services	44	36	152	128
Technology and communication infrastructure	75	65	281	233
Occupancy	28	30	112	129
General, administrative and other	24	52	109	113
Marketing and advertising	20	16	54	47
Depreciation and amortization	152	125	613	323
Regulatory	18	8	55	34
Merger and strategic initiatives	12	97	35	148
Restructuring charges	13	31	116	80

Total operating expenses	710	765	2,851	2,317

Operating income	517	352	1,798	1,578
Interest income	8	30	28	115
Interest expense	(101)	(111)	(414)	(284)
Other income (loss)	7	5	21	(1)
Net income (loss) from unconsolidated investees	9	2	16	(7)

Income before income taxes	440	278	1,449	1,401
Income tax provision	85	81	334	344

Net income	355	197	1,115	1,057
Net loss attributable to noncontrolling interests	—	—	2	2

Net income attributable to Nasdaq	$355	$197	$1,117	$1,059

Per share information:
Basic earnings per share	$0.62	$0.36	$1.94	$2.10

Diluted earnings per share	$0.61	$0.36	$1.93	$2.08

Cash dividends declared per common share	$0.24	$0.22	$0.94	$0.86

Weighted-average common shares outstanding for earnings per share:
Basic	574.8	547.1	575.4	504.9
Diluted	579.7	550.6	579.2	508.4

Nasdaq, Inc.

Revenue Detail

(in millions)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)	(unaudited)	(unaudited)
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$189	$754	$749
Index revenues	188	146	706	528
Workflow and Insights revenues	131	126	512	493

Total Capital Access Platforms revenues	511	461	1,972	1,770
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	73	60	273	223
Regulatory Technology revenues	98	110	352	212
Capital Markets Technology revenues	267	229	996	664

Total Financial Technology revenues	438	399	1,621	1,099
MARKET SERVICES
Market Services revenues	1,070	778	3,771	3,156
Transaction-based expenses:
Transaction rebates	(548)	(462)	(2,026)	(1,838)
Brokerage, clearance and exchange fees	(254)	(69)	(725)	(331)

Total Market Services revenues, net	268	247	1,020	987
OTHER REVENUES	10	10	36	39

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,227	$1,117	$4,649	$3,895

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$592	$453
Restricted cash and cash equivalents	31	20
Default funds and margin deposits	5,664	7,275
Financial investments	184	188
Receivables, net	1,022	929
Other current assets	293	231

Total current assets	7,786	9,096
Property and equipment, net	593	576
Goodwill	13,957	14,112
Intangible assets, net	6,905	7,443
Operating lease assets	375	402
Other non-current assets	779	665

Total assets	$30,395	$32,294

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$269	$332
Section 31 fees payable to SEC	319	84
Accrued personnel costs	325	303
Deferred revenue	711	594
Other current liabilities	215	146
Default funds and margin deposits	5,664	7,275
Short-term debt	399	291

Total current liabilities	7,902	9,025
Long-term debt	9,081	10,163
Deferred tax liabilities, net	1,594	1,642
Operating lease liabilities	388	417
Other non-current liabilities	230	220

Total liabilities	19,195	21,467

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	6	6
Additional paid-in capital	5,530	5,496
Common stock in treasury, at cost	(647)	(587)
Accumulated other comprehensive loss	(2,099)	(1,924)
Retained earnings	8,401	7,825

Total Nasdaq stockholders’ equity	11,191	10,816
Noncontrolling interests	9	11

Total equity	11,200	10,827

Total liabilities and equity	$30,395	$32,294

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income Attributable to Nasdaq and Diluted Earnings Per Share

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
U.S. GAAP net income attributable to Nasdaq	$355	$197	$1,117	$1,059
Non-GAAP adjustments:
Adenza purchase accounting adjustment (1)	—	—	34	—
Amortization expense of acquired intangible assets (2)	122	95	488	206
Merger and strategic initiatives expense (3)	12	97	35	148
Restructuring charges (4)	13	31	116	80
Lease asset impairments (5)	—	1	—	25
Net (income) loss from unconsolidated investees (6)	(9)	(2)	(16)	7
Extinguishment of debt (7)	4	—	4	—
Legal and regulatory matters (8)	2	23	20	12
Pension settlement charge (9)	—	9	23	9
Other (income) loss (10)	(6)	3	(15)	21

Total non-GAAP adjustments	138	257	689	508
Non-GAAP adjustment to the income tax provision (11)	(55)	(59)	(208)	(134)
Tax on intra-group transfer of intellectual property assets (12)	—	—	33	—

Total non-GAAP adjustments, net of tax	83	198	514	374

Non-GAAP net income attributable to Nasdaq	$438	$395	$1,631	$1,433

U.S. GAAP diluted earnings per share	$0.61	$0.36	$1.93	$2.08
Total adjustments from non-GAAP net income above	0.15	0.36	0.89	0.74

Non-GAAP diluted earnings per share	$0.76	$0.72	$2.82	$2.82

Weighted-average diluted common shares outstanding for earnings per share:	579.7	550.6	579.2	508.4

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

(2)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(3)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months and years ended December 31, 2024 and December 31, 2023, these costs primarily relate to the Adenza acquisition. For the year ended December 31, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(4)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(5)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the year ended December 31, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(6)

We exclude our share of the earnings and losses of our equity method investments. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(7)

For the three months and year ended December 31, 2024, we recorded costs related to the early extinguishment of debt. This charge is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(8)

For the year ended December 31, 2024, these items primarily included the settlement of a Swedish Financial Supervisory Authority (SFSA) fine and accruals related to certain legal matters. For the three months and year ended December 31, 2023, these charges primarily included accruals related to certain legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income. For the year ended December 31, 2023, these accruals were offset with insurance recoveries related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(9)

For the years ended December 31, 2024 and 2023 and for the three months ended December 31, 2023, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(10)

For the three months and year ended December 31, 2024, other items include net gains from strategic investments entered into through our corporate venture program, which are included in other income (loss) in our Consolidated Statements of Income. For the three months and year ended December 31, 2023, other items included certain financing costs related to the Adenza acquisition and a net loss from a strategic investments entered into through our corporate venture program.

(11)

The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment. For the three months and year ended December 31, 2024, we recorded a tax benefit related to return to provision adjustments and release of tax reserves due to lapse in statute of limitations

(12)	For the year ended December 31, 2024, the completion of an intra-group transfer of intellectual property assets to U.S. headquarters resulted in a net tax expense of $33 million.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Revenues Less Transaction-Based Expenses

(in millions)

(unaudited)

	Year Ended December 31, 2024
	U.S. GAAP Revenues Less Transaction- Based Expenses	Adenza purchase accounting adjustment (1)	Non-GAAP Revenues Less Transaction- Based Expenses
CAPITAL ACCESS PLATFORMS	$1,972	$—	$1,972
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	273	—	273
Regulatory Technology revenues (1)	352	34	386
Capital Markets Technology revenues	996	—	996

Total Financial Technology revenues	1,621	34	1,655

SOLUTIONS REVENUES	3,593	34	3,627
MARKET SERVICES REVENUES, NET	1,020	—	1,020
OTHER REVENUES	36	—	36

REVENUES LESS TRANSACTION-BASED EXPENSES	$4,649	$34	$4,683

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Income and Operating Margin

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
U.S. GAAP operating income	$517	$352	$1,798	$1,578
Non-GAAP adjustments:
Adenza purchase accounting adjustment (1)	—	—	34	—
Amortization expense of acquired intangible assets (2)	122	95	488	206
Merger and strategic initiatives expense (3)	12	97	35	148
Restructuring charges (4)	13	31	116	80
Lease asset impairments (5)	—	1	—	25
Extinguishment of debt (6)	4	—	4	—
Legal and regulatory matters (7)	2	23	20	12
Pension settlement charge (8)	—	9	23	9
Other loss	1	5	3	7

Total non-GAAP adjustments	154	261	723	487

Non-GAAP operating income	$671	$613	$2,521	$2,065

U.S. GAAP revenues less transaction-based expenses	$1,227	$1,117	$4,649	$3,895
Non-GAAP revenues less transaction-based expenses	$1,227	$1,117	$4,683	$3,895
U.S. GAAP operating margin (9)	42%	32%	39%	41%
Non-GAAP operating margin (10)	55%	55%	54%	53%

Note:	The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

(1)

During the third quarter of 2024, as part of finalizing the purchase accounting of the Adenza acquisition, we implemented a change to the accounting treatment of the revenues associated with AxiomSL on-premises subscription contracts, which are included in the Regulatory Technology business within the Financial Technology segment. Starting in the third quarter of 2024, we began recognizing AxiomSL’s subscription-based revenues on a ratable basis over the contract term. As a result of this change, we recognized a one-time revenue reduction of $32 million in the third quarter of 2024, reflecting the net impact of the accounting change since the date of the Adenza acquisition. The adjustment of $34 million reflects the prior year impact of this change.

(2)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(3)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months and years ended December 31, 2024 and December 31, 2023, these costs primarily relate to the Adenza acquisition. For the year ended December 31, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(4)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(5)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the year ended December 31, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(6)

For the three months and year ended December 31, 2024, we recorded costs related to the early extinguishment of debt. This charge is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(7)

For the year ended December 31, 2024, these items primarily included the settlement of a SFSA fine and accruals related to certain legal matters. For the three months and year ended December 31, 2023, these charges primarily included accruals related to certain legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income. For the year ended December 31, 2023, these accruals were offset with insurance recoveries related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(8)

For the years ended December 31, 2024 and 2023 and for the three months ended December 31, 2023, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(9)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(10)	Non-GAAP operating margin equals non-GAAP operating income divided by non-GAAP revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
U.S. GAAP operating expenses	$710	$765	$2,851	$2,317
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(122)	(95)	(488)	(206)
Merger and strategic initiatives expense (2)	(12)	(97)	(35)	(148)
Restructuring charges (3)	(13)	(31)	(116)	(80)
Lease asset impairments (4)	—	(1)	—	(25)
Extinguishment of debt (5)	(4)	—	(4)	—
Legal and regulatory matters (6)	(2)	(23)	(20)	(12)
Pension settlement charge (7)	—	(9)	(23)	(9)
Other (loss)	(1)	(5)	(3)	(7)

Total non-GAAP adjustments	(154)	(261)	(689)	(487)

Non-GAAP operating expenses	$556	$504	$2,162	$1,830

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months and years ended December 31, 2024 and December 31, 2023, these costs primarily relate to the Adenza acquisition. For the year ended December 31, 2024, these costs were partially offset by a termination payment recognized in the second quarter of 2024 relating to the proposed divestiture of our Nordic power trading and clearing business.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September 2022 announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In September 2024, we completed our divisional alignment program and recognized total pre-tax charges of $139 million over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the year ended December 31, 2023, we recorded impairment charges related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

For the three months and year ended December 31, 2024, we recorded costs related to the early extinguishment of debt. This charge is recorded in general, administrative expense in our Condensed Consolidated Statements of Income.

(6)

For the year ended December 31, 2024, these items primarily included the settlement of a SFSA fine and accruals related to certain legal matters. For the three months and year ended December 31, 2023, these charges primarily included accruals related to certain legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income. For the year ended December 31, 2023, these accruals were offset with insurance recoveries related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(7)

For the years ended December 31, 2024 and 2023 and for the three months ended December 31, 2023, we recorded a pre-tax charge as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The loss was recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Reconciliation of Adjusted Impacts for U.S. Non-GAAP Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Operating Margin

(in millions)

(unaudited)

	Three Months Ended
	December 31, 2024	December 31, 2023			Total Variance		FX & Other (2)	Adjusted YoY
	Non-GAAP	Non-GAAP	Adenza	Pro Forma (1)	$	%	$	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$189	$—	$189	$3	2%	$—	$3	2%
Index revenues	188	146	—	146	42	29%	—	42	29%
Workflow and insights revenues	131	126	—	126	5	4%	—	5	4%

Total Capital Access Platforms revenues	511	461	—	461	50	11%	—	50	11%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	73	60	—	60	13	22%	—	13	22%
Regulatory Technology revenues	98	110	(16)	94	4	5%	(1)	5	6%
Capital Markets Technology revenues	267	229	26	255	12	4%	—	12	4%

Total Financial Technology revenues	438	399	10	409	29	7%	(1)	30	7%

Non-GAAP Solutions revenues (3)	949	860	10	870	79	9%	(1)	80	9%
Market Services, net revenues	268	247	—	247	21	8%	(8)	29	12%
Other revenues	10	10	—	10	—	(1)%	—	—	(2)%

Non-GAAP Revenues less transaction-based expenses	1,227	1,117	10	1,127	100	9%	(9)	109	10%
Non-GAAP operating expenses	556	504	23	527	29	5%	(3)	32	6%

Non-GAAP operating income	$671	$613	$(13)	$600	$71	12%	$(6)	$77	13%

Non-GAAP operating margin	55%	55%		53%

	Year Ended
	December 31, 2024	December 31, 2023			Total Variance		FX & Other (2)	Adjusted YoY
	Non-GAAP	Non-GAAP	Adenza	Pro Forma (1)	$	%	$	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$754	$749	$—	$749	$5	1%	$—	$5	1%
Index revenues	706	528	—	528	178	34%	16	162	31%
Workflow and insights revenues	512	493	—	493	19	4%	1	18	4%

Total Capital Access Platforms revenues	1,972	1,770	—	1,770	202	11%	17	185	10%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	273	223	—	223	50	22%	—	50	22%
Regulatory Technology revenues	386	212	149	361	25	7%	1	24	7%
Capital Markets Technology revenues	996	664	257	921	75	8%	1	74	8%

Total Financial Technology revenues	1,655	1,099	406	1,505	150	10%	2	148	10%

Non-GAAP Solutions revenues (3)	3,627	2,869	406	3,275	352	11%	19	333	10%
Market Services, net revenues	1,020	987	—	987	33	3%	(8)	41	4%
Other revenues	36	39	—	39	(3)	(9)%	(2)	(1)	(5)%

Non-GAAP Revenues less transaction-based expenses	4,683	3,895	406	4,301	382	9%	9	373	9%
Operating expenses	2,162	1,830	217	2,047	115	6%	(4)	119	6%

Operating income	$2,521	$2,065	$189	$2,254	$267	12%	$13	$254	11%

Operating margin	54%	53%		52%

(1)

Includes the pro forma results for AxiomSL and Calypso and are presented assuming AxiomSL and Calypso were included in the entire prior year quarterly and full year results and revenue for AxiomSL on-premises contracts were recognized ratably for 2024 and 2023.

(2)

Reflects the impacts from changes in foreign currency exchange rates (except for AxiomSL and Calypso, which will be calculated on an organic basis beginning in 2025) and the exclusion of a non-recurring payment received in 4Q23 recorded within our Market Services business. In addition, the full year also excludes the impact of a one-time revenue benefit related to a legal settlement to recoup revenue recorded within Index in 1Q24.

(3)	Represents Capital Access Platforms and Financial Technology Segments.

Note:

The pro forma results above are not calculated, and do not intend to be calculated, in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Preparation of this information in accordance with Article 11 would differ from results presented in this press release. The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions.

Nasdaq, Inc.

Reconciliation of Organic Impacts for U.S. Non-GAAP Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Diluted Earnings Per Share

(in millions)

(unaudited)

	Three Months Ended
	December 31, 2024	December 31, 2023	Total Variance		Other Impacts (1)		Organic Impact (2)
	Non-GAAP	Non-GAAP	$	%	$	%	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$192	$189	$3	2%	$—	—%	$3	2%
Index revenues	188	146	42	29%	—	—%	42	29%
Workflow and Insights revenues	131	126	5	4%	—	—%	5	4%

Total Capital Access Platforms revenues	511	461	50	11%	—	—%	50	11%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	73	60	13	22%	—	—%	13	22%
Regulatory Technology revenues	98	110	(12)	(10)%	(15)	(13)%	3	4%
Capital Markets Technology revenues	267	229	38	16%	27	12%	11	5%

Total Financial Technology revenues	438	399	39	10%	12	3%	27	7%

Non-GAAP Solutions revenues (3)	949	860	89	10%	12	1%	77	9%
Market Services, net revenues	268	247	21	8%	—	—%	21	8%
Other revenues	10	10	—	(1)%	—	—%	—	(2)%

Non-GAAP Revenues less transaction-based expenses	$1,227	$1,117	$110	10%	$12	1%	$98	9%

Non-GAAP Operating Expenses	$556	$504	$52	10%	$21	4%	$31	6%
Non-GAAP Operating Income	$671	$613	$58	10%	$(9)	(1)%	$67	12%
Non-GAAP diluted earnings per share	$0.76	$0.72	$0.04	5%	$(0.03)	(5)%	$0.07	10%

	Year Ended
	December 31, 2024	December 31, 2023	Total Variance		Other Impacts (1)		Organic Impact (2)
	Non-GAAP	Non-GAAP	$	%	$	%	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$754	$749	$5	1%	$—	—%	$5	1%
Index revenues	706	528	178	34%	—	—%	178	34%
Workflow and Insights revenues	512	493	19	4%	1	—%	18	4%

Total Capital Access Platforms revenues	1,972	1,770	202	11%	1	—%	201	11%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	273	223	50	22%	—	—%	50	22%
Regulatory Technology revenues	386	212	174	83%	165	78%	9	5%
Capital Markets Technology revenues	996	664	332	50%	316	48%	16	2%

Total Financial Technology revenues	1,655	1,099	556	51%	481	44%	75	7%

Non-GAAP Solutions revenues (3)	3,627	2,869	758	26%	482	17%	276	10%
Market Services, net revenues	1,020	987	33	3%	—	—%	33	3%
Other revenues	36	39	(3)	(9)%	(2)	(4)%	(1)	(5)%

Non-GAAP Revenues less transaction-based expenses	$4,683	$3,895	$788	20%	$480	12%	$308	8%

Non-GAAP Operating Expenses	$2,162	$1,830	$332	18%	$216	12%	$116	6%
Non-GAAP Operating Income	$2,521	$2,065	$456	22%	$264	13%	$192	9%
Non-GAAP diluted earnings per share	$2.82	$2.82	$—	—%	$(0.31)	(11)%	$0.31	11%

Note: The current period percentages are calculated based on exact dollars, and therefore may not recalculate exactly using rounded numbers as presented in US$ millions. The sum of the percentage changes may not tie to the percentage change in total variance due to rounding.

(1)

Primarily includes the impacts of the Adenza acquisition and changes in FX rates. The revenue adjustments related to the Adenza acquisition reflect an additional $514 million of total revenue recorded in FY 2024 and $48 million for 4Q24, partially offset by an adjustment to reported 2023 revenues related to AxiomSL ratable revenue recognition of $34 million.

(2)

Organic impact reflects adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenue, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture.

(3)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Key Drivers Detail

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Capital Access Platforms
Annualized recurring revenues (in millions) (1)	$1,268	$1,235	$1,268	$1,235
Initial public offerings
The Nasdaq Stock Market (2)	66	28	180	130
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	7	4	14	7
Total new listings
The Nasdaq Stock Market (2)	162	100	463	330
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (3)	13	7	31	23
Number of listed companies
The Nasdaq Stock Market (4)	4,075	4,044	4,075	4,044
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	1,174	1,218	1,174	1,218
Index
Number of licensed exchange traded products (6)	401	364	401	364
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$647	$473	$647	$473
Total average ETP AUM tracking Nasdaq indexes (in billions)	$632	$436	$558	$396
TTM (7) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$80	$31	$80	$31
TTM (7) net appreciation ETP AUM tracking Nasdaq indexes (in billions)	$110	$128	$110	$128
Financial Technology
Annualized recurring revenues (in millions) (1)
Financial Crime Management Technology	$278	$226	$278	$226
Regulatory Technology	354	325	354	325
Capital Markets Technology	868	799	868	799

Total Financial Technology	$1,500	$1,350	$1,500	$1,350
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	47.5	40.2	44.4	40.4
Nasdaq PHLX matched market share	10.5%	11.5%	10.0%	11.3%
The Nasdaq Options Market matched market share	5.2%	5.5%	5.5%	6.1%
Nasdaq BX Options matched market share	1.8%	2.4%	2.1%	3.3%
Nasdaq ISE Options matched market share	7.2%	6.1%	6.9%	5.9%
Nasdaq GEMX Options matched market share	2.6%	2.7%	2.6%	2.4%
Nasdaq MRX Options matched market share	3.0%	2.6%	2.7%	2.0%

Total matched market share executed on Nasdaq’s exchanges	30.3%	30.8%	29.8%	31.0%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (8)	228,955	327,680	233,610	301,320
Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	13.6	11.2	12.2	11.0
Matched share volume (in billions)	125.2	113.3	479.4	455.6
The Nasdaq Stock Market matched market share	14.0%	15.4%	15.1%	15.8%
Nasdaq BX matched market share	0.3%	0.4%	0.3%	0.4%
Nasdaq PSX matched market share	0.1%	0.3%	0.2%	0.3%

Total matched market share executed on Nasdaq’s exchanges	14.4%	16.1%	15.6%	16.5%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	47.6%	40.9%	44.3%	36.7%

Total market share (9)	62.0%	57.0%	59.9%	53.2%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	669,234	637,403	651,455	666,411
Total average daily value of shares traded (in billions)	$4.5	$4.5	$4.5	$4.5
Total market share executed on Nasdaq’s exchanges	70.9%	72.0%	71.9%	71.0%
Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	91,471	93,128	93,747	95,625

(1)

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(2)

New listings include IPOs, issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended December 31, 2024 and 2023, IPOs included 22 and 8 SPACs, respectively. For the years ended December 31, 2024 and 2023, IPOs included 50 and 27 SPACs, respectively.

(3)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(4)	Number of total listings on The Nasdaq Stock Market for the twelve months ended December 31, 2024 and December 31, 2023 included 768 and 600 ETPs, respectively.
(5)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)

The number of listed ETPs as of December 31, 2023 has been updated to reflect a revised methodology whereby an ETP listed on multiple exchanges is counted as one product, rather than formerly being counted per exchange. This change has no impact on reported AUM.

(7)	Trailing 12-months.
(8)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex had a revenue sharing arrangement, which ended in the fourth quarter of 2023.
(9)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.